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                                                                   EXHIBIT 10.24

[Union Bank of California letterhead]

                                                        Commercial Markets Group

July 16, 1999

Mr. Frank Segler
President
Ever-tek Computer Corporation
2604 Temple Heights Dr.
Oceanside, CA 92056

          Re: Fifth Amendment ("Amendment") to the Business Loan Agreement dated September 15, 1998 (all prior Amendments, this Amendment, and the Fifth Agreement together called the "Agreement")

Dear Frank:

In reference to the Agreement defined above between Union Bank of California, N.A. ("Bank") and Evertek Computer Corporation ("Borrower"), the Bank and Borrower desire to amend the Agreement and waive a breach of the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.



          1.      Amendments to the Agreement
                  (a) Section 1.5 Subordination of the Agreement is hereby added in its entirety as follows: "Certain other obligations of Borrower are and shall be during the term of the Loan subordinated, to the repayment of the Loan and all other obligations of Borrower to Bank, pursuant to one or more subordination agreements in favor of Bank executed and delivered by: Frank Segler."

          2.      Waiver
                  (a)     Bank hereby waives Borrower's breach of section 4.1
                          (a) Quick Ratio of the Agreement occurring prior to July 1, 1999. Any further breach of the Section is not waived.

                  (b)     Bank hereby waives Borrower's breach of section 4.1
                          (c) Total Liabilities to Tangible Net Worth of the Agreement occurring prior to July 1, 1999. Any further breach of the Section is not waived.

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment and Waiver shall not be a waiver of any existing or future default or breach of a condition to covenant and unless specified herein.

This Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Amendment and Waiver executed by the Borrower all of which must be received before July 31, 1999.

Very truly yours,
UNION BANK OF CALIFORNIA, N.A.

By:  (illegible)
   ----------------------
Title: Vice President

Agreed and Accepted to this ___ day of July, 1999.
Evertek Computer Corporation

By:  Frank Segler
   ----------------------
Title: President